FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact:

Mel Stephens

(248) 447-1624

Investor Contact:

Ed Lowenfeld

(248) 447- 4380

Lear Reports Strong Second Quarter 2013 Financial Results

and Increases 2013 Financial Outlook

SOUTHFIELD, Michigan, July 26, 2013 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the second quarter. Highlights include:

•	Net sales of $4.1 billion, up 12%

•	Core operating earnings of $224 million, up 13%

•	Adjusted earnings per share of $1.62, up 20%

•	Free cash flow of $74 million

•	Record quarterly sales and earnings in EPMS; 15th consecutive quarter of year-over-year margin improvement

•	Executed $800 million ASR program and retired 11.9 million shares

•	Increasing full year outlook for net sales, core operating earnings and free cash flow

Business Conditions

In the second quarter, global vehicle production increased 3% from a year ago, including increases of 11% in China and 6% in North America. Europe and Africa industry production was up 2% compared to a year ago. While the European industry continues to be below trend, this was the first quarter without a year-over-year decline since the fourth quarter of 2011.

“Lear performed well in the second quarter, with sales and earnings growing faster than global industry production,” said Matt Simoncini, Lear’s president and chief executive officer. “Our strong financial position allows us to strengthen and grow our business while improving our cost structure. We plan to maintain a balanced approach of investing in the business and returning excess cash to shareholders in order to drive shareholder value.”

(more)

Second Quarter 2013 Financial Results

For the second quarter of 2013, Lear reported net sales of $4.1 billion, core operating earnings of $224 million, net income of $137 million, diluted earnings per share of $1.60 and adjusted earnings per share of $1.62. This compares with net sales of $3.7 billion, core operating earnings of $197 million, net income of $145 million, diluted earnings per share of $1.45 and adjusted earnings per share of $1.35 in the second quarter of 2012. A reconciliation of core operating earnings to pretax income before equity income and adjusted earnings per share to diluted net income per share attributable to Lear, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 10% to $3.1 billion, reflecting higher production on key platforms, the addition of new business and the Guilford acquisition. Adjusted segment earnings were $178 million or 5.8% of sales. Earnings decreased from last year, primarily reflecting the impact of key program changeovers, partially offset by the increase in sales. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Our Electrical Power Management Systems segment achieved record quarterly sales and earnings. Net sales grew by 20% to $1.0 billion, driven primarily by the addition of new business and higher production on key platforms. Adjusted segment earnings were $101 million or 9.7% of sales. Earnings increased from last year, reflecting the increase in sales, as well as improved operating efficiencies. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the second quarter of 2013, free cash flow was $74 million, and net cash provided by operating activities was $202 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Share Repurchase Program

During the second quarter, Lear executed an $800 million accelerated share repurchase (ASR) program and retired 11.9 million shares of its common stock. The specific number of shares that Lear will ultimately repurchase under the ASR program will be based on the daily volume weighted average price of Lear’s common stock during the term of the program. The transaction is expected to be completed no later than March 2014.

After the completion of the ASR program, Lear will have $750 million remaining in its existing share repurchase authorization, which will expire two years after the completion of the ASR program. Since initiating the share repurchase program in early 2011, Lear has repurchased 27.1 million shares of its common stock. This represents a reduction of approximately 25% of our shares since we began the program.

Full Year 2013 Financial Outlook

Lear has increased its full year 2013 financial outlook for net sales, core operating earnings, tax expense and free cash flow.

Net sales in 2013 are expected to be approximately $15.8 billion, up from a range of $15.0 to $15.5 billion. Core operating earnings are expected to be $750 to $800 million, and free cash flow is expected to be approximately $300 million, both up $25 million from the prior outlook. Interest expense is expected to be approximately $80 million, unchanged from the prior outlook.

Pretax income before restructuring costs and other special items is estimated to be in the range of $675 to $725 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $200 to $215 million, resulting in an effective tax rate of approximately 30%. Adjusted net income attributable to Lear is expected to be in the range of $440 to $475 million.

Pretax operational restructuring costs are estimated to be about $50 million. Adjusted capital spending is estimated to be approximately $450 million. Depreciation and amortization expense is estimated to be about $285 million.

Key assumptions for our 2013 financial outlook include industry vehicle production of 16.2 million units in North America, up 1% from the prior outlook, 19.2 million units in Europe and Africa, up 1% from the prior outlook, and 18.7 million units in China, down slightly from the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.31/Euro, up 1% from the prior outlook.

Webcast Information

Lear will webcast a conference call to review the Company’s second quarter 2013 financial results and related matters on July 26, 2013, at 9:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until August 10, 2013, with a Conference I.D. of 98484082.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical distribution systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 113,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	June 29,	June 30,
	2013	2012
Net sales	$4,113.1	$3,665.0

Cost of sales	3,775.4	3,350.4
Selling, general and administrative expenses	127.9	117.3
Amortization of intangible assets	8.6	7.3
Interest expense	17.4	14.0
Other expense, net	10.3	10.2

Consolidated income before income taxes and equity in net income of affiliates	173.5	165.8
Income taxes	41.1	31.8
Equity in net income of affiliates	(9.9)	(20.6)

Consolidated net income	142.3	154.6
Net income attributable to noncontrolling interests	5.0	9.2

Net income attributable to Lear	$137.3	$145.4

Diluted net income per share attributable to Lear	$1.60	$1.45

Weighted average number of diluted shares outstanding	85.6	100.6

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	June 29,	June 30,
	2013	2012
Net sales	$8,060.2	$7,309.0

Cost of sales	7,410.1	6,684.6
Selling, general and administrative expenses	257.5	233.4
Amortization of intangible assets	17.2	14.2
Interest expense	34.1	26.5
Other expense, net	21.0	10.5

Consolidated income before income taxes and equity in net income of affiliates	320.3	339.8
Income taxes	79.0	71.1
Equity in net income of affiliates	(17.9)	(30.3)

Consolidated net income	259.2	299.0
Net income attributable to noncontrolling interests	13.4	19.5

Net income attributable to Lear	$245.8	$279.5

Diluted net income per share attributable to Lear	$2.71	$2.76

Weighted average number of diluted shares outstanding	90.7	101.3

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 29,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$841.1	$1,402.2
Accounts receivable	2,468.0	2,040.7
Inventories	787.9	727.1
Other	695.4	703.5

	4,792.4	4,873.5

Long-Term:
PP&E, net	1,481.3	1,403.1
Goodwill	745.1	746.5
Other	1,148.0	1,171.0

	3,374.4	3,320.6

Total Assets	$8,166.8	$8,194.1

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,495.1	$2,233.0
Accrued liabilities	1,097.8	983.9

	3,592.9	3,216.9

Long-Term:
Long-term debt	1,056.9	626.3
Other	726.7	738.7

	1,783.6	1,365.0

Equity	2,790.3	3,612.2

Total Liabilities and Equity	$8,166.8	$8,194.1

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	June 29,	June 30,
	2013	2012
Net Sales
Europe and Africa	$1,584.6	$1,401.1
North America	1,549.8	1,466.5
Asia	704.9	614.6
South America	273.8	182.8

Total	$4,113.1	$3,665.0

Content Per Vehicle [1]
Europe and Africa	$306	$276
North America	$367	$368

Free Cash Flow [2,3]
Net cash provided by operating activities	$201.6	$155.6
Adjusted capital expenditures	(127.7)	(106.6)

Free cash flow	$73.9	$49.0

Depreciation and Amortization	$69.0	$56.6

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$173.5	$165.8
Interest expense	17.4	14.0
Other expense, net	10.3	10.2

Pretax income before equity income, interest and other expense	201.2	190.0
Restructuring costs and other special items -
Costs related to restructuring actions	15.7	3.8
Costs related to proxy contest	0.4	—
Acquisition and other related costs	—	4.1
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	1.5	(3.1)
Labor-related litigation claims	4.9	—
Other	—	2.4

Core operating earnings	$223.7	$197.2

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$137.3	$145.4
Restructuring costs and other special items -
Costs related to restructuring actions	15.7	3.8
Costs related to proxy contest	0.4	—
Acquisition and other related costs	—	4.1
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	1.5	(6.6)
Labor-related litigation claims	4.9	—
Gain related to affiliate	—	(14.7)
Other	—	2.4
Tax impact of special items and other net tax adjustments [4]	(21.5)	1.0

Adjusted net income attributable to Lear	$138.3	$135.4

Weighted average number of diluted shares outstanding	85.6	100.6

Diluted net income per share attributable to Lear	$1.60	$1.45

Adjusted earnings per share	$1.62	$1.35

[1]	Content Per Vehicle for 2012 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $127.7 million and $110.1 million in 2013 and 2012, respectively, net of related insurance proceeds of $3.5 million in 2012.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share and per share amounts)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Net Sales
Europe and Africa	$3,110.5	$2,906.5
North America	3,060.4	2,856.3
Asia	1,375.3	1,188.2
South America	514.0	358.0

Total	$8,060.2	$7,309.0

Content Per Vehicle [1]
Europe and Africa	$308	$279
North America	$372	$359

Free Cash Flow [2,3]
Net cash provided by operating activities	$265.4	$159.8
Adjusted capital expenditures	(219.3)	(175.9)

Free cash flow	$46.1	$(16.1)

Depreciation and Amortization	$135.4	$110.3

Diluted Shares Outstanding at end of quarter [4]	81,661,598	99,446,619

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$320.3	$339.8
Interest expense	34.1	26.5
Other expense, net	21.0	10.5

Pretax income before equity income, interest and other expense	375.4	376.8
Restructuring costs and other special items -
Costs related to restructuring actions	34.1	7.9
Costs related to proxy contest	3.0
Acquisition and other related costs	—	5.3
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(2.5)
Labor-related litigation claims	4.9	—
Other	—	5.0

Core operating earnings	$424.7	$392.5

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$245.8	$279.5
Restructuring costs and other special items -
Costs related to restructuring actions	34.1	7.8
Costs related to proxy contest	3.0	—
Acquisition and other related costs	—	5.3
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(7.6)
Labor-related litigation claims	4.9	—
Loss on redemption of bonds	3.6	—
Gain related to affiliate	—	(14.7)
Other	—	5.0
Tax impact of special items and other net tax adjustments [5]	(36.0)	0.7

Adjusted net income attributable to Lear	$262.7	$276.0

Weighted average number of diluted shares outstanding	90.7	101.3

Diluted net income per share attributable to Lear	$2.71	$2.76

Adjusted earnings per share	$2.90	$2.73

[1]	Content Per Vehicle for 2012 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Adjusted capital expenditures represent capital expenditures of $226.4 million and $180.4 million in 2013 and 2012, respectively, net of related insurance proceeds of $7.1 million and $4.5 million in 2013 and 2012, respectively.

[4]	Calculated using stock price at end of quarter.
[5]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended
	June 29,	June 30,
	2013	2012
Adjusted Segment Earnings

Seating
Net sales	$3,069.2	$2,793.4

Segment earnings	$166.5	$183.6
Costs related to restructuring actions	5.1	3.3
Acquisition and other related costs	—	0.8
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	1.5	(3.1)
Labor-related litigation claims	4.9	—

Adjusted segment earnings	$178.0	$184.6

Eletrical Power Management Systems
Net sales	$1,043.9	$871.6

Segment earnings	$94.9	$58.6
Costs related to restructuring actions	6.5	0.5

Adjusted segment earnings	$101.4	$59.1

	Six Months Ended
	June 29,	June 30,
	2013	2012
Adjusted Segment Earnings

Seating
Net sales	$5,980.9	$5,607.2

Segment earnings	$307.9	$369.4
Costs related to restructuring actions	21.7	6.0
Acquisition and other related costs	—	0.8
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(2.8)
Labor-related litigation claims	4.9	—

Adjusted segment earnings	$341.8	$373.4

Eletrical Power Management Systems
Net sales	$2,079.3	$1,701.8

Segment earnings	$183.9	$111.2
Costs related to restructuring actions	7.2	1.7

Adjusted segment earnings	$191.1	$112.9